EXHIBIT 13


Income statement of Canadian Niagara Power Company, Limited showing contribution to the income of Niagara Mohawk Power Corporation and consolidated subsidiaries for the 12 months ended March 31, 1998.
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                                                                      Exhibit 13

                     CANADIAN NIAGARA POWER COMPANY, LIMITED
                               STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                               (Canadian Dollars)


Operating Revenue                                                   C$33,113,135
Expenses:
     Operation and Maintenance                                        11,929,352
     Other Taxes                                                       2,662,112
     Depreciation and amortization                                       932,861
                                                                     -----------
                                                                      15,524,325
                                                                     -----------

Operating income                                                      17,588,810

Other income                                                             886,774
                                                                     -----------

Income before interest charges                                        18,475,584
                                                                     -----------

Interest charges                                                       2,386,233
                                                                     -----------

Income before income taxes                                            16,089,351
                                                                     -----------

Income taxes                                                           6,976,475
                                                                     -----------

Net income                                                           C$9,112,876
                                                                     ===========

     Niagara Mohawk Ownership Share - 50%                            C$4,556,438

     Weighted Average Exchange Rate                                    0.7137048

          In U.S. Dollars                                             $3,251,952
                                                                     ===========


Note: The earnings of Canadian Niagara Power Company, Limited are accounted for using the equity method.